Chuy's Holdings, Inc. to Present at Two Investor Conferences in June

AUSTIN, TX - May 29, 2013 (GLOBE NEWSWIRE) - Chuy's Holdings, Inc. (Nasdaq: CHUY) today announced that it will present at two Investor Conferences in June.

On Wednesday, June 5, 2013, the Company will present at the Stephens 2013 Spring Investment Conference at the New York Palace Hotel in New York, NY. The presentation will begin at 1:00 PM Eastern Time.

On Wednesday, June 19, 2013, the Company will present at the Jefferies 2013 Global Consumer Conference. The presentation will begin at 1:00 PM Eastern Time.

Each presentation will be webcast live and archived on Chuy's website. To access the webcasts and a copy of the Company's investor presentation, please visit www.chuys.com under the “Investors” tab.

About Chuy’s
Founded in Austin, Texas in 1982, Chuy's owns and operates 43 full-service restaurants across ten states serving a distinct menu of authentic, made from scratch Tex Mex inspired dishes. Chuy's highly flavorful and freshly prepared fare is served in a fun, eclectic and irreverent atmosphere, while each location offers a unique, “unchained” look and feel, as expressed by the concept's motto “If you've seen one Chuy's, you've seen one Chuy's!”. For further information about Chuy's, including the nearest location, visit the Chuy's website at www.chuys.com.

Investor Relations Contact:
Fitzhugh Taylor
203-682-8261
investors@chuys.com